Exhibit 99.1

Archaea Announces Leadership Transition

February 10, 2022

HOUSTON--(BUSINESS WIRE)-- Archaea Energy Inc. (“Archaea” or “the Company”) (NYSE: LFG), announced today that effective March 1, 2022, Eric Javidi and Lindsay Ellis will step down from their respective positions as Chief Financial Officer and General Counsel. Mr. Javidi and Ms. Ellis will remain consultants to the Company for the next 12 months to assist the Company in transitioning into its next phase of leadership and growth.

Mr. Javidi joined the predecessor to Archaea in April 2021 to help build Archaea’s public company financial functions, including its financial reporting, accounting, investor relations and capital market capabilities, and Ms. Ellis joined the predecessor to Archaea in July 2021 to build Archaea’s public company legal and HR functions, all which were completed successfully under their direction.

The Company and its Board of Directors have begun a search process to identify a permanent Chief Financial Officer and General Counsel. In the interim, Daniel Rice, Chairman of the Board of Archaea, has been named Executive Chairman to provide oversight for Archaea’s core financial and legal functions.

Nick Stork, Archaea’s Chief Executive Officer, and Daniel Rice, on behalf of the Company stated, “We would like to personally thank Eric and Lindsay for assisting the Company in successfully completing a highly complex deSPAC transaction and for their leadership in building key public company functions in a tightly compressed timeframe. We’re grateful for the foundation they have built for Archaea’s continued success. We wish them the best in their future endeavors.”

Mr. Javidi and Ms. Ellis jointly stated, “It has been a privilege to work with the Archaea team to develop the Company’s public company competencies and foundation. We look forward to assisting Archaea leverage its platform to create sustainable shareholder value and continued success.”

The Company noted that the departures of Mr. Javidi and Ms. Ellis are not related to any issues regarding the Company’s regulatory or accounting policies or practices.

ABOUT ARCHAEA

Archaea Energy Inc. is one of the largest RNG producers in the U.S., with an industry-leading platform and expertise in developing, constructing, and operating RNG facilities to capture waste emissions and convert them into low carbon fuel. Archaea’s innovative, technology-driven approach is backed by significant gas processing expertise, enabling Archaea to deliver RNG projects that are expected to have higher uptime and efficiency, faster project timelines, and lower development costs. Archaea partners with landfill and farm owners to help them transform potential sources of emissions into RNG, transforming their facilities into renewable energy centers. Archaea’s differentiated commercial strategy is focused on long-term contracts that provide commercial partners a reliable, non-intermittent, sustainable decarbonizing solution to displace fossil fuels.

Additional information is available at www.archaeaenergy.com.

ARCHAEA CONTACT

Investors and Media

Megan Light

mlight@archaea.energy

346-439-7589

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe” and other similar words. Forward-looking statements may relate to expectations for future financial performance, business strategies or expectations for Archaea’s business. Specifically, forward-looking statements may include statements concerning market conditions and trends, earnings, performance, strategies, prospects and other aspects of Archaea’s business. Forward looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of Archaea, and such statements involve known and unknown risks, uncertainties and other factors.

The risks and uncertainties that could cause those actual results to differ materially from those expressed or implied by these forward looking statements include, but are not limited to: (a) the ability to recognize the anticipated benefits of the business combinations and any transactions contemplated thereby, which may be affected by, among other things, competition, the ability of Archaea to grow and manage growth profitably and retain its management and key employees; (b) the possibility that Archaea may be adversely affected by other economic, business and/or competitive factors; (c) Archaea’s ability to develop and operate new projects; (d) the reduction or elimination of government economic incentives to the renewable energy market; (e) delays in acquisition, financing, construction and development of new projects; (f) the length of development cycles for new projects, including the design and construction processes for Archaea’s projects; (g) Archaea’s ability to identify suitable locations for new projects; (h) Archaea’s dependence on landfill operators; (i) existing regulations and changes to regulations and policies that affect Archaea’s operations; (j) decline in public acceptance and support of renewable energy development and projects; (k) demand for renewable energy not being sustained; (l) impacts of climate change, changing weather patterns and conditions, and natural disasters; (m) the ability to secure necessary governmental and regulatory approvals; (n) the Company’s expansion into new business lines; and (o) other risks and uncertainties indicated in the Registration Statement on Form S-1 (File No. 333-260094), originally filed by Archaea with the SEC on October 6, 2021, as subsequently amended on October 18, 2021 and declared effective by the SEC on October 21, 2021, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by Archaea.

Accordingly, forward-looking statements should not be relied upon as representing Archaea’s views as of any subsequent date. Archaea does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.